UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/08/2013

INNOSPEC INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13879

Delaware	98-0181725
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8375 South Willow Street, Littleton, Colorado, 80124
(Address of principal executive offices, including zip code)

303-792-5554
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

Innospec Inc. (the "Corporation") held its Annual Meeting of Stockholders on May 8, 2013, in New York. The matters voted upon and the results of such voting are set forth below. Each proposal is described in more detail in the Corporation's 2013 Proxy Statement filed and provided to stockholders in connection with the meeting.

Proposal 1 Re-election of Two Class III Directors

Director                   For             Withheld          Broker Non-Votes

Patrick S. Williams    16,765,321       4,026,717          1,372,324

Martin M. Hale          14,691,026       6,101,012          1,372,324

Proposal 2 Re-election of One Class III Director

Director                   For             Withheld          Broker Non-Votes

Lawrence J. Padfield    20,322,208       469,830             1,372,324

Proposal 3 Advisory Vote on Executive Compensation. The stockholders approved, on an advisory (non-binding) basis, the compensation of the named executives disclosed in the 2013 PRoxy Statement.

For            Against         Abstain       Broker Non-Votes

20,243,510    532,817         16,341          1,372,324

Proposal 4 Ratification of the Appointment of the Independent Registered Public Accounting Firm. The stockholders ratified the appointment of KPMG as the Corporation's independent registered publiic accounting firm for the year ending December 31, 2013.

For            Against         Abstain       Broker Non-Votes

22,062,321      37,939         64,1021             0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOSPEC INC.

Date: May 10, 2013	By:	/s/ David E. Williams
David E. Williams
VP, General Counsel and CCO